EXHIBIT 4.7






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                         THE FIRST AMERICAN CORPORATION
                      2003 TITLE AGENT STOCK PURCHASE PLAN





                              (Adopted May 8, 2003)





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                         THE FIRST AMERICAN CORPORATION
                      2003 TITLE AGENT STOCK PURCHASE PLAN
                              (Adopted May 8, 2003)

1.   PURPOSE.

     The  purpose  of The First  American  Corporation  2003 Title  Agent  Stock
Purchase Plan (as amended, modified, supplemented and restated from time to time, this "Plan") is to enable Participating Agents (as defined below) of The First American Corporation's (the "Company") Affiliates (as defined below), including, without limitation, First American Title Insurance Company, to purchase Common shares, $1.00 par value, of the Company ("Shares") on a basis that will encourage them to use their best efforts to promote the growth and profitability of the Company and the Affiliates. This purpose shall be accomplished by providing Participating Agents a continued opportunity to purchase Shares through periodic offerings, commencing as soon as the aggregate number of Shares that may be issued under this Plan are registered with the Securities and Exchange Commission pursuant to an effective registration statement.

2.   DEFINED TERMS.

For the purposes of this Plan, the following terms shall be defined as set forth below:

     "Affiliate" of the Company means any other Person that, directly or indirectly, is controlled by the Company. A Person shall be deemed to be "controlled by" the Company if the Company possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Applicable Percentage" means, as to an Eligible Agent, the percentage designated by such Eligible Agent in his, her or its Enrollment Form, which percentage shall either be five percent (5%) or ten percent (10%).

     "Board" shall mean the Board of Directors of the Company.

     "Bylaws" shall mean, at any date, the bylaws of the Company in effect on such date.

     "Committee" shall mean any committee appointed by the Board pursuant to
Section 4(a) of this Plan or, if no committee is so appointed, the full Board.

     "Company" shall have the meaning given thereto in Section 1 of this Plan.

     "Earmarked Funds" shall mean, with respect to a Participating Agent and for a calendar month, an amount equal to the product of such Participating Agent's Remitted Premium for such month and such Participating Agent's then Applicable Percentage.

     "Eligible Agent" shall mean any title agent invited by or on behalf of the Committee to participate in this Plan.

     "Enrollment Form" shall have the meaning given thereto in Section 5(a) of this Plan.

     "Fair Market Value" shall mean, as of any date of determination, the last reported sale price of the Shares on the New York Stock Exchange on the business day preceding such date of determination; provided, however, that if Shares are purchased in market transactions for use under this Plan, Fair Market Value means, as of any date of determination, the average purchase price of all Shares acquired by the Plan Agent on such date.

     "FATIC" shall mean First American Title Insurance Company.

     "Investment Account" shall mean a securities account established by the Plan Agent on behalf of each Participating Agent to which Shares purchased under this Plan for such agent shall be credited.

     "Participating Agent" shall mean an Eligible Agent who has accepted an invitation to participate in this Plan by executing and delivering an Enrollment Form and/or such other documents required by the Committee.

     "Person" shall mean any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Plan" shall have the meaning given thereto in Section 1 of this Plan.

     "Plan Agent" shall mean a bank trust department, a trust company, a broker dealer or another financial institution chosen by the Committee as agent pursuant to Section 4(h) to execute trades in the Shares, manage Investment Accounts and perform custodial and record-keeping functions for this Plan, such as holding record title to the Participating Agents' Share certificates and providing periodic account status reports to such agents.

     "Purchase Date" shall have the meaning given thereto in Section 6(a) of this Plan.

     "Remitted Premium" shall mean, for each Participating Agent, the earned title insurance premiums remitted to the Company or any Affiliate, as the case may be, by such Participating Agent.

     "Shares" shall have the meaning given thereto in Section 1 of this Plan.

     "Withdrawal" shall have the meaning given thereto in Section 9(c) of this Plan.

3.   SHARES SUBJECT TO THIS PLAN.

     (a) Subject to adjustment as provided in Section 3(b) and 3(c), the total number of Shares reserved for issuance by the Company under this Plan is Five Hundred Thousand (500,000). Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares now held or hereafter acquired. Notwithstanding anything to the contrary in this Plan, if and to the extent authorized by the Committee, the Plan Agent may make purchases of Shares on behalf of Participating Agents under this Plan through market transactions rather than purchases from the Company.

     (b) (i) If the Company (A) pays a dividend or makes a distribution in Shares, (B) subdivides or splits its outstanding Shares into a greater number of Shares or (C) combines its outstanding Shares into a smaller number of Shares, the aggregate number of Shares reserved for issuance pursuant to this Plan immediately prior thereto shall be proportionally adjusted. No such adjustment shall be made with respect to Shares already purchased by Participating Agents under this Plan except to the extent such adjustment applies to all shareholders of the Company. An adjustment made pursuant to this Section 3(b)(i) shall become effective immediately after the record date in the case of a dividend, subdivision or combination.

          (ii) If the Company reclassifies or changes the Shares (except for splitting or combining, or changing par value, or changing from par value to no par value, or changing from no par value to par value) or participates in a consolidation or merger (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the Shares except as stated above), the aggregate number of Shares reserved for issuance pursuant to this Plan immediately prior thereto shall be proportionally adjusted. No such adjustment shall be made with respect to Shares already purchased by Participating Agents under this Plan except to the extent such adjustment applies to all shareholders of the Company.

          (iii) No adjustment pursuant to this Section 3(b) shall be required unless such adjustment would require an increase or decrease of at least 1% in such number; provided, however, that any adjustments which, by reason of this
Section 3(b)(iii), are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 3(b) shall be to the nearest full share.

     (c) The Board may at any time increase the total number of Shares reserved for issuance by the Company under this Plan.

     (d) If the total number of Shares for which purchases are to be made on any date under this Plan exceeds the number of Shares then available for purchase under this Plan, the Committee will make a pro rata allocation of the Shares remaining available in as nearly a uniform manner as possible. In such event, the deductions from Remitted Premiums will be reduced accordingly and the Company shall cause written notice of such reduction to be given to each Participating Agent affected thereby.

4.   ADMINISTRATION.

     (a) This Plan shall be administered by the Committee. The initial Committee shall be the Chairman, President and Chief Financial Officer of the Company. All Committee members shall serve at the pleasure of the Board. The Board may remove members of the Committee or appoint new members to the Committee from time to time. Members of the Committee may resign by written notice to the President or the Chief

                                      -4-

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Executive Officer of the Company, such resignation to be effective upon delivery or at such other time specified therein.

     (b) For purposes of administration of this Plan, a majority of the members of the Committee (but not less than two (2)) eligible to serve as such shall constitute a quorum. Any actions taken by a majority of members of the Committee present at any meeting at which a quorum is present at the beginning, or acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee.

     (c) Unless otherwise determined by the Board, the Committee shall have full and final authority to administer this Plan in a manner consistent with its intent and the interests of the Company. The Committee shall have the express authority to (i) invite Eligible Agents who meet such criteria as the Committee selects to become Participating Agents in this Plan; (ii) interpret all provisions of this Plan consistent with law; (iii) prescribe the form and terms of instruments that document and describe a Participating Agent's participation in this Plan, including, without limitation, the Enrollment Form; (iv) require the inclusion of legends on any Shares acquired through purchases under this Plan; (v) adopt, amend and rescind general and special rules and regulations for this Plan's administration; (vi) retain advisors to prepare such materials and or perform such analyses as the Committee deems necessary and appropriate; (vii) direct employees of the Company and the Affiliates to prepare such materials or perform such analyses as the Committee deems necessary and appropriate; (viii) determine whether shares are to be purchased from the Company or in the open market; and (ix) make all other determinations necessary or advisable for the administration of this Plan.

     (d) The Committee may designate selected Committee members or certain employees of the Company or the Affiliates to assist the Committee in the administration of this Plan and may grant authority to such persons to extend invitations to particpate in the Plan and execute documents, including Enrollment Forms, on behalf of the Committee and the Company.

     (e) No member of the Committee shall be liable for any action taken or not taken, or determination, made in good faith.

     (f) Any interpretation or administration of this Plan by the Committee, and all actions of the Committee, shall be final, binding and conclusive on the Company, the Affiliates, all Eligible Agents, all Participating Agents and their respective legal representatives, successors and assigns, and upon all persons claiming under or through any of them.

     (g) Members of the Committee, and employees of the Company and the Affiliates acting at the direction of the Committee, shall be entitled to indemnification, reimbursement and other protections as set forth in the Bylaws and to the full extent not prohibited, by law.

     (h) The initial Plan Agent is Pacific American Securities, LLC. The Committee shall have the authority to discharge a Plan Agent and engage a new Plan Agent from time to time with or without cause.

5.   ELECTION TO PARTICIPATE.

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     (a) Each Eligible Agent may become a Participating Agent in this Plan by completing a plan enrollment form (the "Enrollment Form") and submitting the completed Enrollment Form, the documents, if any, described in the Enrollment Form and the payment, if any, described in the Enrollment Form to the Person or Persons specified therein. The Enrollment Form must specify the date on which participation is to commence, which may not be retroactive. By enrolling in this Plan, each Participating Agent authorizes (i) the Company or any Affiliate to earmark all Earmarked Funds of such Participating Agent in the books and records of the Company; (ii) the Company to transfer from time to time all Earmarked Funds of such Participating Agent to the Plan Agent; (iii) the Plan Agent to establish an Investment Account in the name of such Participating Agent; (iv) the Plan Agent to use Earmarked Funds of such Participating Agent received from the Company to purchase Shares in the name of the Plan Agent for the account of the Participating Agent; and (v) the Plan Agent to credit Shares purchased for the account of such Participating Agent to such Participating Agent's Investment Account. Only Earmarked Funds and dividends on Shares may be used by the Plan Agent to purchase Shares. A Participating Agent may discontinue his or her participation in this Plan by withdrawing as provided in Section 9.

     (b) Subject to the right of a Participating Agent to withdraw from participation in this Plan as described in Section 9 and pending the transfer of Earmarked Funds of such Participating Agent to the Plan Agent as contemplated above, all Earmarked Funds recorded in the books and records of the Company may be used by the Company of any Affiliate for any corporate purpose. Earmarked Funds shall not be required to be segregated from any funds of the Company or any Affiliate.

     (c) All Participating Agents shall have the same rights and privileges under this Plan, except that the amount of Shares that may be purchased under this Plan shall depend on the amount of Remitted Premiums of each such Participating Agent.

6.   METHOD OF PURCHASE AND INVESTMENT ACCOUNTS.

     (a) Each Participating Agent having Earmarked Funds recorded in the Company's books and records on the date FATIC closes its books and records for a calendar month shall be deemed, without any further action, to have been granted, and to have exercised, the option to purchase the number of whole and fractional Shares which such Earmarked Funds would purchase at the Fair Market Value on the business day following the date such Earmarked Funds are transferred to the Plan Agent (each, a "Purchase Date"), subject to the Share limitation in Section 3. Such option will be deemed exercised so long as the Participating Agent does not deliver a withdrawal notice to the Plan Agent on or prior to the fifth (5th) business day before the last business day of a calendar month in accordance with Section 9. All Shares so purchased (including fractional Shares) shall be immediately credited to such Participating Agent's Investment Account. At no time will the Company or any Affiliate be considered to be the owner of any Shares acquired pursuant to this Plan. The Plan Agent shall hold in its name or the name of its nominee all certificates for Shares purchased until Shares are withdrawn by a Participating Agent pursuant to
Section 9 below.

     (b) All cash dividends paid with respect to the whole and fractional Shares in a Participating Agent's Investment Account shall be used by the Plan Agent to purchase additional
                                      -6-
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Shares under this Plan on the next Purchase Date, subject to the Share limitation in Section 3. Shares so purchased shall be added to the Shares held for the Participating Agent in his, her or its Investment Account.

7.   REGISTRATION OF CERTIFICATES.

     Each certificate withdrawn by a Participating Agent from its Investment Account may be registered only in the name of the Participating Agent, or, if the Participating Agent so indicated on the Participating Agent's then current Enrollment Form, in the Participating Agent's name jointly with another person, with right of survivorship. A Participating Agent who is a resident of a jurisdiction which does not recognize such a joint tenancy may have certificates registered in the Participating Agent's name as tenant in common or as community property with another person, without right of survivorship.

8.   VOTING.

     The Plan Agent shall vote all Shares held in an Investment Account in accordance with the Participating Agent's instructions. To the extent the Plan Agent does not receive instructions with respect to the voting of any Shares held in the Investment Account, such Shares shall, to the extent permitted by applicable law and the rules of The New York Stock Exchange, be voted in the same proportion as the Shares as to which the Plan Agent has received instructions. If no instructions are received in respect of any Shares in any Investment Accounts, the Plan Agent may, to the extent permitted by applicable law and the rules of The New York Stock Exchange, vote the Shares at its discretion. In the event applicable law and/or the rules of The New York Stock Exchange do not permit the Plan Agent to vote Shares held in an Investment Account for which the Plan Agent has not received instructions, the Plan Agent shall not vote such Shares.

9.   WITHDRAWAL FROM PLAN.

     (a) A Participating Agent may voluntarily withdraw from participation in this Plan, in whole but not in part, at any time by delivering a written withdrawal notice to the Plan Agent (who shall promptly notify the Company), in which event the Company will, or will cause an Affiliate to, refund all Earmarked Funds as provided in Section 9(d) and no further deductions will be made from his, her or its Remitted Premiums, except in accordance with the terms and conditions of a new Enrollment Form subsequently executed and delivered by the Participating Agent in accordance with Section 9(b).

     (b) To renew participation in this Plan, an agent who has previously withdrawn must file a new Enrollment Form in accordance with Section 5(a) and be an Eligible Agent at the time of such application.

     (c) Withdrawal shall be deemed to occur with respect to a Participating Agent upon the occurrence of any of the following (each, a "Withdrawal"):

          (i) A Participating Agent's withdrawal pursuant to Section 9(a).

          (ii) A Participating Agent ceases to maintain an agency relationship with the Company or Affiliates pursuant to Section 11.

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

          (iii) The filing with or levying upon the Company, any Affiliate or Plan Agent, as the case may be, of any judgment, attachment, lien, encumbrance, mortgage, pledge, hypothecation or court order affecting a Participating Agent's Earmarked Funds or Investment Account.

          (iv) The termination of this Plan pursuant to Sections 15 or 19.

     (d) Upon Withdrawal from this Plan by a Participating Agent, all Earmarked Funds credited to such Participating Agent in the books and records of the Company shall be transferred to such Participating Agent within five (5) business days of such Withdrawal; provided, however, that if a Withdrawal occurs less than five (5) business days prior to the last business day of a calendar month all such Earmarked Funds shall instead be transferred to the Plan Agent to purchase Shares as provided herein.

     (e) Upon Withdrawal from this Plan by a Participating Agent, the Plan Agent will mail to such Participating Agent a share certificate representing the number of whole Shares credited in such Participating Investor's Investment Account and, if a fractional Share is credited to such Investment Account on the withdrawal date, a check in an amount equal to the product of the Fair Market Value of one common share on the withdrawal date and such fraction. Upon Withdrawal from this Plan by a Participating Agent, such Participating Agent will be responsible for all stamp taxes and other governmental charges, if any, resulting from such Withdrawal. The Plan Agent shall be entitled to withhold the amount of all such stamp charges and other governmental charges from amounts to be mailed to a withdrawing Participating Agent so long as the Plan Agent applies such withheld amounts to the payment of such stamp charges and other governmental charges.

10.  WITHDRAWAL OF CERTIFICATES.

     Subject to Sections 9 and 16(a), a Participating Agent shall have the right at any time to withdraw a certificate or certificates for all or a portion of the Shares credited to his or her Investment Account by giving written notice to the Plan Agent (who shall promptly notify the Company); provided, however, that no Participating Agent shall be entitled to receive a certificate for any fractional Share. The Company will pay any stamp taxes imposed in connection with the issuance (but not the withdrawal) of any certificate under this Plan.


11.  RIGHTS ON RETIREMENT, DEATH OR OTHER TERMINATION OF AGENCY RELATIONSHIP.

     In the event of a Participating Agent's retirement, death or other termination of the Participating Agent's status as an agent of the Company or any Affiliate, as the case may be, or in the event that a Participating Agent otherwise ceases to be an Eligible Agent, no further Remitted Premiums shall be earmarked in the Company's books and records, and the balance of any Earmarked Funds shall, subject to Section 9(d), be paid to the Participating Agent, or in the event of the Participating Agent's death, to his or her designated beneficiary under this Plan (and, if none, then to his or her estate).

12.  RIGHTS NOT TRANSFERABLE.

     Rights under this Plan are not transferable by a Participating Agent other than by will or the laws of descent and distribution, and are exercisable during the Participating Agent's lifetime only by the Participating Agent.

13.  NO RIGHT TO CONTINUED RELATIONSHIP.

     Neither this Plan nor any right granted under this Plan shall confer upon any Eligible Agent or Participating Agent any right to continuance of an agent or any other relationship with the Company and/or any Affiliate, or interfere in any way with the right of the Company and/or any Affiliate to terminate the agency relationship of such Eligible Agent or Participating Agent.

14.  AMENDMENT AND SUSPENSION OF THIS PLAN.

     The Board or the Committee may at any time, or from time to time, amend, alter or suspend this Plan in any respect, but no such amendment, alteration or suspension shall be effective with respect to Shares purchased pursuant to this Plan or Earmarked Funds prior to the date of such amendment, alteration or suspension without the consent of all Participating Agents holding such Shares and/or having such credits.

15.  TERMINATION OF THIS PLAN.

     This Plan and, except as provided below, all rights of Participating Agents under any offering hereunder shall terminate on the earliest of:

     (a) The date that Participating Agents become entitled to purchase a number of Shares greater than the number of Shares remaining available for purchase in accordance with Section 3, as adjusted, in which case if the number of Shares so purchasable is greater than the Shares remaining available, the available Shares shall be allocated by the Committee among such Participating Agents pursuant to Section 3(d);

     (b) Any date selected by the Board or the Committee in its discretion; and

     (c) The date set forth in Section 19(b) of this Plan.

     Upon termination of this Plan, all Earmarked Funds shall be carried forward under a successor plan, if any, or promptly refunded at the option of the Participating Agent. If no instruction is received from a Participating Agent, such funds shall be refunded.

     16. GENERAL PROVISIONS.

     (a) Anything contained in this Plan to the contrary notwithstanding, the Company shall not be obligated to sell or deliver any Shares or certificates under this Plan unless and until the Company is satisfied that such sale or delivery complies with (i) all applicable requirements of The New York Stock Exchange (or the governing body of the principal market in which such Shares are traded, if such Shares are not then listed on The New York Stock Exchange), (ii) all applicable provisions of the Securities Act of 1933, as amended, and (iii) all other laws or regulations by which the Company or Affiliates may be bound or to which the Company or any Affiliate may be subject.

     (b) Each of the Company and the Affiliates may make such provisions as it may deem appropriate for the withholding of any taxes or payment of any taxes which it determines it may be required to withhold or pay in connection with any Shares. The obligation of the Company to deliver certificates under this Plan is conditioned upon the satisfaction of the provisions set forth in the preceding sentence.

     (c) The Committee may require each Participating Agent acquiring Shares under this Plan (i) to represent and warrant to and agree in writing that the Participating Agent is acquiring the Shares for investment only and not with a view toward the distribution thereof, and (ii) to make such additional representations and warranties and agreements with respect to the investment intent of such person or persons purchasing Shares as the Committee may reasonably request. The certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

     (d) All certificates for Shares or other securities delivered under this Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (e) This Plan, all purchases of Shares made and actions taken hereunder and any agreements relating hereto shall be governed by and construed in accordance with the laws of the State of California without regard to conflict of laws.

17.  REPURCHASE OF SHARES.

     The Company and the Affiliates may (but shall not be required to) purchase from any Participating Agent any Shares that such Participating Agent acquires under this Plan.

18.  EXPENSES OF MAINTAINING PLAN.

     Except as provided in this Section 18, the Company and the Affiliates shall be responsible for all expenses of purchasing Shares under this Plan as well as reinvestment of dividends received in respect of Shares purchased under this Plan on a pro rata basis, including without limitation, all commissions and other expenses of purchasing such Shares. The Participating Agent shall pay all commissions and other expenses of selling any Shares acquired pursuant to this Plan whose Shares are sold.

     19. EFFECTIVE DATE; DURATION.

     (a) This Plan shall become effective on May 8, 2003.

     (b) Unless earlier terminated by the Board pursuant to the provisions of this Plan, this Plan shall terminate on May 8, 2013. No Shares shall be purchased under this Plan after such termination date.

     20. INDEMNIFICATION.

     The Company shall, through the purchase of insurance or otherwise, indemnify each member of the Committee, and any employee to whom any fiduciary responsibility with respect to the Plan is allocated or delegated, from and against any and all claims, losses, damages, and expenses, including attorney's fees, and any liability, including any amounts paid in settlement with the Company's approval, arising from such member's (or such employee's) action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such member (or employee). The right of indemnity described in the preceding sentence shall be conditioned upon the timely receipt of notice by the Company of any claim asserted against the member (or employee), which notice, in the event of a lawsuit, shall be given within ten days after receipt of the complaint by the member (or employee), and the receipt by the Company of any offer from the member (or employee) of an opportunity to participate in the settlement or defense of such claim.



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